UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2010

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 7, 2010, Vulcan Materials Company (“Vulcan”, “we” or “us”) entered into a $450 million Term Loan Credit Agreement (the “Term Credit Agreement”) with Suntrust Bank, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders (the “Lenders”) and other parties thereto.

The Term Credit Facility is senior unsecured debt of Vulcan. The Term Credit Agreement contains customary representations, affirmative and negative covenants (including limitations on liens, and a maximum consolidated debt to total capitalization ratio of 0.65 to 1.00) and events of default usual for credit facilities of the type. The Term Credit Facility matures on July 7, 2015.

Proceeds of the Term Credit Facility will be used to pay down our outstanding commercial paper and for general corporate purposes.

The loans under the Term Credit Facility bear interest at a rate equal to the Eurodollar Rate plus a margin determined by reference to a ratings-based pricing grid, or the base rate at the option of Vulcan (which is defined as the highest of the SunTrust prime rate, the Federal funds rate plus 0.50% and the one-month Eurodollar Rate determined on a daily basis plus 1.00%). Assuming a BBB/Baa2 equivalent credit rating level, the applicable rate under the Term Credit Facility will be the Eurodollar Rate plus 2.00%.

Certain of the Lenders and their affiliates have provided, from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us, including letters of credit, depository and account processing services, for which we have paid and intend to pay customary fees, and our pension fund also invests in funds managed by the Lenders or affiliates of the Lenders. Certain of the Lenders were parties to our prior credit agreements. Banc of America Securities LLC, an affiliate of Bank of America, N.A., SunTrust Robinson Humphrey and Goldman, Sachs & Co., each a Lender, are dealers with respect to our commercial paper program.

The foregoing description of the Term Credit Agreement is qualified in its entirety by reference to the full text of the Term Credit Agreement, which is filed herewith as Exhibit 1.1 to this Report and is incorporated in this Report by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit to the Registration Statement is being filed with this report:

Exhibit
Number	Description
1.1	Term Loan Credit Agreement dated July 7, 2010 among Vulcan Materials Company, and SunTrust Bank, as Administrative Agent, and the Lenders and other parties named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: July 12, 2010	By:	/s/ Robert A. Wason IV
Robert A. Wason IV